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                                                        Exhibit 10.11

                          REPURCHASE AGREEMENT

This Repurchase Agreement is made between Toyota Motor Sales, USA, Inc. ("TMS") and Toyota Motor Credit Corporation ("TMCC").

WHEREAS, TMS is distributor of Toyota and Lexus motor vehicles; and

WHEREAS, a condition of the TMS Dealer Agreement is that the Toyota and Lexus dealer (the "Dealer") have a floor plan line of credit for the purchase of new motor vehicles (the "Vehicles") from TMS; and

WHEREAS, TMCC requires, prior to extending floor plan credit, that the distributor agree to repurchase any vehicles floor planned with TMCC where the dealer defaults on its line of credit with TMCC and TMCC exercises its remedies; and

NOW THEREFORE, in consideration of the premises, TMS and TMCC agree as follows:

1.Upon a default by the Dealer of its obligations to TMCC under its floor plan line of credit with TMCC and after repossession of the vehicles by TMCC from the Dealer, TMS shall repurchase from TMCC any Vehicles originally purchased by Dealer from TMS that are the subject of such default, which Vehicles are in the possession of Dealer or TMCC.

2.If the Dealer has failed to cure or pay within the prescribed time, TMS will repurchase the Vehicles from TMCC within ten (10) days after receipt of written notice from TMCC. TMS shall take possession of the Vehicles at the Dealer's location or such other location as TMCC may reasonably select.

3.TMS's obligation to repurchase the Vehicles is limited to new and unused current and immediately preceding model year Vehicles, including Dealer trades, which Vehicles have not been titled or registered or reported as retail sale or lease. In the event TMCC is required to take legal action to recover possession of the Vehicles, TMS's obligations hereunder shall commence upon TMCC's recovery of the Vehicles.

4.TMS will repurchase such Vehicles at the aggregate cost that TMCC financed.

5.Upon TMS repurchasing Vehicles pursuant to this Agreement, TMCC agrees to subrogate its rights against the Dealer to those rights of TMS against Dealer for all amounts paid by TMS to TMCC with the exception of (i) any rights of TMCC against Dealer for attorneys' fees and costs by reason of Dealer's default, (ii) any right of TMCC against Dealer for any taxes, assessments, and governmental charges upon TMCC by reason of the execution, delivery and performance of this Agreement, and (iii) any right of TMCC against the Dealer arising from any other financial relationship.


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6.TMCC will assign to TMS all instruments evidencing Dealer's indebtedness to
TMCC covering such Vehicles. TMCC agrees to promptly execute and deliver to TMS such assignments and other documents as TMS may reasonably request.

7.This Agreement may be terminated at any time by either party giving ninety
(90) days written notice to the other; provided, that such termination will not in any way affect the obligations of TMS or TMCC as to any transaction occurring prior to the effective date of termination.

8.Any notice required or permitted to be given must be in writing and personally served or sent by such means that there is a written receipt that the notice has been received by the other party.

If to Toyota:
Toyota Motor Sales, USA, Inc.
19001 South Western Avenue
P.O. Box 2991
Torrance, CA  90509-2991
Attention: Donald Esmond
Senior Vice President & General Manager - Toyota Division

If to Lexus:
Toyota Motor Sales, USA, Inc.
Lexus Division
19001 South Western Avenue
P.O. Box 2991
Torrance, CA 90509-2991
Attention: Dennis Clements
Group Vice President and General Manager - Lexus Division

If to TMCC:
Toyota Motor Credit Corporation
19001 South Western Avenue
P.O. Box 2958
Torrance, California 90509-2958
Attention: Mike Deaderick
Senior Vice President

1.Should suit be commenced to enforce any provision of this Agreement or in respect of a dispute which has arisen between the parties to this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and costs.

2.This Agreement will be interpreted and construed in accordance with and governed by the laws of the State of California.

3.Nothing contained herein shall obligate TMCC to finance any particular transaction, or require TMS to accept any Dealer order for Vehicles which has been approved by TMCC


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IN WITNESS WHEREOF, the parties have executed this Agreement effective
October 1, 2000.

TOYOTA MOTOR CREDIT CORPORATION      TOYOTA MOTOR SALES USA, INC.
("TMCC")                            ("TMS")

By:/s/ George E. Borst                  By:/s/ Yoshimi Inaba
   -------------------                     -----------------
       President                               President